Exhibit 99.1

	CONTACT:	BOB READY OR
FOR IMMEDIATE RELEASE		RON STOWELL
DATE: November 24, 2010		(513) 793-3200

LSI INDUSTRIES INC. REPORTS ON
ANNUAL SHAREHOLDERS' MEETING AND
ANNOUNCES MANAGEMENT PROMOTIONS

Cincinnati, OH; November 24, 2010 – LSI Industries Inc. (NASDAQ:  LYTS) today reported that the shareholders of the Company at the Annual Meeting of Shareholders held November 18 approved (i) election of the six Directors nominated to serve, (ii) ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2011, and (iii) amended the Company's Nonqualified Deferred Compensation Plan to increase the number of Common Shares available for issuance thereunder.  Following the formal portion of the meeting, Robert Ready (CEO and President), Scott Ready (President of LSI Lighting Solutions Plus), David McCauley (President of LSI Graphics Solutions Plus), and Ronald Stowell (CFO) presented a review of fiscal 2010 accomplishments and the position of LSI Industries and the general outlook for fiscal 2011 and beyond.

Regarding fiscal 2010 accomplishments, the following points were included: sales of solid-state LED products for fiscal 2010, as compared to fiscal 2009, increased approximately 230% from $19 million to $63 million; growth accelerated in LSI's core petroleum market; higher capital investment in manufacturing capabilities and vertical integration; and LSI's participation with the Department of Energy, and a major national retailer, in their Gateway Demonstration project.

Regarding the current position of LSI Industries and the outlook for 2011 and beyond, the following statements were included: continuing emphasis on new solid-state LED lighting products; establishing a new electronic manufacturing center for LED lighting in Cincinnati; increasing manufacturing technology and capabilities; expanding international sales and marketing activities; exciting future for the lighting and graphics industries; and maintaining a sound balance sheet.

Following the Shareholders Meeting, the Board of Directors promoted Scott Ready to the position of President of LSI Industries.  He will also continue to serve as President of LSI Lighting Solutions Plus until further notice.  Bob Ready will continue as Chairman and Chief Executive Officer, and will remain as a director of the Company.  This action was taken by the Board of Directors in recognition of Scott Ready's significant contributions over his 26 years of employment at the Company, his outstanding contributions to making LSI Industries a leader in solid-state LED lighting, and as a part of LSI Industries' management succession planning.  As Chief Executive Officer, Bob Ready will continue to manage the overall business and set the strategic direction of LSI Industries.

LSI Industries Inc.
November 24, 2010

Bob Ready, CEO, commented, "The action taken to promote Scott Ready to President of LSI Industries is part of our recently implemented succession plan to ensure that the Company will continue to have effective management and continue the legacy of innovation and growth at LSI Industries.  Scott has a long history with the Company starting with his position as Northeast petroleum regional manager followed by Petroleum Sales Manager, Vice President of the newly formed image group, and from there, his most recent position as President of LSI Lighting Solutions Plus segment for the past six years.  Scott, who holds a business degree from Miami University, has been with LSI Industries for 26 years and is well experienced to take on the new responsibilities as President of LSI Industries.

Commenting further, Mr. Ready stated, "New order levels and inquiries are strong and nearly all of our niche markets and the broader C & I market are showing substantial year-over-year period improvement.  Our contract with BP Products North America has been executed and we look forward to beginning work on this multi-year major re-lighting project beginning in the third quarter of this fiscal year.  We are off to a strong start in the second quarter of fiscal 2011.  LSI Industries has the right products, the stable platform, the motivated employees, experienced management teams and visionary technology innovation to take advantage of stronger market conditions and an increasing number of opportunities in the future."

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This document contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “may,” “will,” “should” or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, and the results of asset impairment assessments.  You are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in our Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

About the Company

LSI Industries Inc. is an Image Solutions company, dedicated to advancing solid-state LED technology in lighting and graphics applications.  We combine integrated technology, design, and manufacturing to supply high quality, environmentally friendly lighting fixtures and graphics elements for commercial, retail and specialty niche market applications.  LSI is a U.S. manufacturer with marketing / sales efforts throughout the world with concentration currently on North American, Latin American, Australian, New Zealand, Asian, European and Middle Eastern markets.

LSI Industries Inc.
November 24, 2010

Building upon its success with its Crossover® LED lighting fixtures and SmartVision® solid-state LED video boards, LSI is committed to producing affordable, high performance, energy efficient lighting and graphic products for indoor and outdoor use.  We have a vast offering of innovative solutions for virtually any lighting or graphics application.  Further, we can provide design support, engineering, installation and project management for custom graphics rollout programs for today’s retail environment.

LSI’s major markets are the commercial / industrial lighting, petroleum / convenience store, multi-site retail (including automobile dealerships, restaurants and national retail accounts), sports and entertainment markets.  LSI employs approximately 1,500 people in facilities located in Ohio, New York, North Carolina, Kansas, Kentucky, Rhode Island, Texas and Montreal, Canada.  The Company’s common shares are traded on the NASDAQ Global Select Market under the symbol LYTS.

For further information, contact either Bob Ready, Chief Executive Officer and President, or Ron Stowell, Vice President, Chief Financial Officer, and Treasurer at (513) 793-3200.